Exhibit 10.24

Creating Markets, Creating Opportunities

March 14, 2022

LatAm Logistic PER PropCo Lurin I S.R.L.

Av. Juan de Arona 0151, Suite 70IB, Floor 7

San Isidro, Lima, Peru

Attn: Mr. Alvaro Chinchayan, Country Manager Peru

Peru: LLP Peru

Investment No. 39427

Amendment Letter to the Amended and Restated Loan Agreement

Ladies and Gentlemen:

1. Reference is made to the Amended and Restated Loan Agreement dated June 18, 2019 (the “Loan Agreement”) among LatAm Logistic PER PropCo Lurin I S.R.L., a sociedad comercial de responsabilidad limitada originated and existing under the laws of the Republic of Peru (the “Borrower”), and International Finance Corporation, an international organization established by Articles of Agreement among its member countries including the Republic of Peru (“IFC”). Unless otherwise defined herein, terms defined in the Loan Agreement shall have the meanings ascribed thereto when used herein.

2. By virtue of this letter (the “Amendment Letter”) each of the Borrower and IFC agrees that the Loan Agreement is hereby amended as follows:

(a)	The definition Section of “Relevant Spread” included in 1.01 {Definitions) of the Loan Agreement is amended and restated in its entirety to read as follows:

““Relevant Spread” means with respect to each of the Al Loan and the B1 Loan, 5.25% per annum at all times prior to July 15, 2022, and 4.25% per annum thereafter; and to e’ach of the A2 Loan and B2 Loan, 5.25% per annum at all times.”

(b)	Section 2.05 {Repayment) (b)(i) of the Loan Agreement is amended and restated in its entirety to read as follows:

“Subject to Section 1.04 {Business Day Adjustment), the Borrower shall repay the A2 Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Date	Principal Amount Due

January 15, 2022	$220,637
July 15,2022	$229,297
January 15, 2023	$700,907
July 15,2023	$728,417
January 15, 2024	$757,007
July 15, 2024	$786,720
January 15,2025	$817,599
July 15,2025	$849,689
January 15,2026	$883,039
July 15,2026	$917,700
January 15,2027	$953,718
July 15,2027	$991,152
January 15, 2028	$1,030,055
July 15,2028	$1,070,484
January 15, 2029	$1,112,501
July 15,2029	$1,156,167
January 15,2030	$1,201,546
July 15, 2030	$5,093,365	”;

WORLD BANKGROUP

Amendment Letter to Amended and
Restated Loan Agreement Inv. No. 39427	-2-	March 14, 2022

(c)	Section 2.05 {Repayment) (b)(ii) of the Loan Agreement is amended and restated in its entirety to read as follows:

“Subject to Section 1.04 {Business Day Adjustment), the Borrower shall repay the B2 Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Date	Principal Amount Due

January 15, 2022	$72,414
July 15,2022	$75,256
January 15, 2023	$230,041
July 15,2023	$239,071
January 15,2024	$248,454
July 15,2024	$258,206
January 15,2025	$268,340
July 15,2025	$278,872
January 15,2026	$289,818
July 15, 2026	$301,194
January 15,2027	$313,016
July 15, 2027	$325,301
January 15,2028	$338,069
July 15, 2028	$351,338
January 15,2029	$365,128
July 15, 2029	$379,459
January 15,2030	$394,352
July 15, 2030	$1,671,671	”;

(d)	Section 2.06 {Prepayment) (a) of the Loan Agreement is amended and restated in its entirety to read as follows:

“Without prejudice to Section 2.16 {Illegality of Participation; Sanctions Event) and Section 5.04(c) {Application of Proceeds), the Borrower may prepay:

(i)	the Tranche 1 Loans, in whole or in part, on any Interest Payment Date after January 15, 2020; and

Amendment Letter to Amended and
Restated Loan Agreement Inv. No. 39427	-3-	March 14, 2022

(ii)	the Tranche 2 Loans, in whole or in part, on any Interest Payment Date after January 15, 2023,

in each case, on not less than 30 days’ prior notice to IFC, but only if: (i) the Borrower simultaneously pays all accrued interest and Increased Costs (if any) on the amount of the Loan to be prepaid, together with the prepayment premium specified in Section 2.06(d) and all other amounts then due and payable under this Agreement, including the amount payable under Section 2.11 (Unwinding Costs’), if the prepayment is not made on an Interest Payment Date; (ii) for a partial prepayment of the Tranche 1 Loans, such prepayment is in an aggregate amount not less than $5,000,000 for the Al Loan and the Bl Loan (taken together), and for a partial prepayment of the Tranche 2 Loans, such prepayment is in an aggregate amount not less than $5,000,000 for the A2 Loan and the B2 Loan (taken together); and (iii) if requested by IFC, the Borrower delivers to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all necessary Authorizations with respect to the prepayment have been obtained.”

(e)	Section 2.06 (Prepayment) (d) of the Loan Agreement is amended and restated in its entirety to read as follows:

“On the date of any prepayment of the Tranche 1 Loans or Tranche 2 Loans in accordance with Section 2.06(a) or (b), the Borrower shall pay a prepayment premium consisting of an amount in the Loan Currency equal to the relevant percentage of the amount to be prepaid, such percentage being:

(i)	in the case of the Tranche 1 Loans,

(x)	2%, to the extent the prepayment is made on any Interest Payment Date falling on or prior to July 15, 2022;

(y)	1.5%, to the extent the prepayment is made on any Interest Payment Date falling after July 15, 2022 and on or prior to July 15,2023;

(z)	1%, to the extent the prepayment is made on any Interest Payment Date falling after July 15, 2023 and on or prior to July 15, 2024; and

(ii)	in the case of the Tranche 2 Loans,

(x)	2%, to the extent the prepayment is made on any Interest Payment Date falling on or prior to July 15, 2024;

(y)	1.5%, to the extent the prepayment is made on any Interest Payment Date falling after July 15, 2024 and on or prior to July 15, 2025; and

(z)	I %, to the extent the prepayment is made on any Interest Payment Date falling after July 15, 2025 and on or prior to July 15, 2026.

Amendment Letter to Amended and
Restated Loan Agreement Inv. No. 39427	-4-	March 14, 2022

No prepayment premium shall be due and payable under this Section 2.06(d) with respect to any prepayment made on any Interest Payment Date falling, in the case of the Tranche 1 Loans, after July 15, 2024 and in the case of the Tranche 2 Loans, after July 15, 2026 or, for the avoidance of doubt, with respect to any prepayment made pursuant to Section 2.03(c)(ii) (Withdrawals from Account) of the Cash Collateral Account Security Agreement.

The determination by IFC of any prepayment premium pursuant to this Section 2.06(d) shall be final and conclusive and bind the Borrower (unless the Borrower shows, to the satisfaction of IFC, that such determination involved manifest error).”

(f)	Section 4.06 (Conditions of all Disbursements) (q) Loan Availability of the Loan Agreement is amended and restated in its entirety to read as follows:

“Loan Availability. The relevant Disbursement is not requested to be made at any time after (i) in the case of any Disbursement of the Tranche 1 Loans, December 15, 2019 and (ii) in the case of any Disbursement of the Tranche 2 Loans, December 15, 2022; and”

3. The amendments provided in paragraph 2 above shall be applicable solely with respect to the matters expressly provided therein, and no other amendments, waivers or consents may be construed or implied. The parties hereto agree that this Amendment Letter shall become effective on the date this Amendment Letter has been executed and delivered by each party hereto.

4. Except as otherwise provided in this Amendment Letter, all terms and conditions of the Loan Agreement shall continue in full force and effect. Nothing herein contained shall be construed or interpreted to have the effect of directly or indirectly modifying or in any manner affecting the validity of any provision of the Loan Agreement, other than the provision that has been specifically amended pursuant to this Amendment Letter, nor shall anything herein be construed or interpreted as operating a novation with respect to the Loan Agreement. Each reference to the “Agreement,” “this Agreement” and indirect references such as “hereunder,” “hereby,” “herein,” “hereof’ and words of similar import in the Loan Agreement, as amended hereby, shall be a reference to the Loan Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

5. This Amendment Letter may be executed and delivered in counterparts (including by transmission by facsimile or electronic format), each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment Letter by signing any such counterpart.

6. Governing Law. This Amendment Letter shall be governed by and construed in accordance with the laws of the State of New York, United States of America. The provisions of Section 7.02 (Notices’), Section 7.05 (Applicable Law and Jurisdiction), and Section 7.09 (Counterparts) of the Loan Agreement are hereby incorporated by reference and, accordingly, shall apply mutatis mutandis to this Amendment Letter.

7. Please acknowledge your agreement with the terms and conditions of this Amendment Letter by signing three (3) originals and returning two (2) fully executed originals to IFC.

Amendment Letter to Amended and
Restated Loan Agreement Inv. No. 39427	-5-	March 14, 2022

Sincerely,

INTERNATIONAL FINANCE CORPORATION

Raphael Eskinazt

Portfolio Manager

Manufacturing, Agribusiness and Services Department

Latin America and the Caribbean

Accepted and Agreed:

LATAM LOGISTICS PER PROPCO LURIN I S.R.L.

By:
Name:	MICHAEL P. FANGMAN JR
Title:	CEO